Exhibit 10.3

February 28, 2011

Cascade Investment, L.L.C.

2365 Carillon Point

Kirkland, WA 98033

Attention: General Counsel

Re:	Registration of Certain Shares Issued by PNMR

To Whom it May Concern:

This letter agreement, dated February 28, 2011, between PNM Resources, Inc. (the “Issuer”) and Cascade Investment, L.L.C. (the “Initial Holder”), is made to set forth certain understandings and agreements between the Issuer and the Initial Holder with respect to the Registration Rights Agreement dated as of October 7, 2005 (the “Registration Rights Agreement”) between the Issuer and the Initial Holder. Capitalized terms used but not defined herein are used as defined in the Registration Rights Agreement.

WHEREAS the Initial Holder is currently the record and beneficial owner of (a) 7,019,550 shares of common stock, no par value, of the Issuer (the “Initial Common Stock”) and (b) 477,800 shares of Series A Preferred Stock of the Issuer (the “Preferred Shares”) that are convertible, subject to certain conditions, into 4,778,000 shares of common stock of the Issuer (the “Underlying Common Stock”); and

WHEREAS the Registration Rights Agreement provides for the registration of the Initial Holder’s resale of “Registrable Securities” (as defined in the Registration Rights Agreement) with the U.S. Securities and Exchange Commission (the “SEC”); and

WHEREAS the Initial Holder acknowledges that it is the Issuer’s view that (i) the Initial Common Stock, and (ii) the Underlying Common Stock, if acquired today by the Initial Holder pursuant to the terms of the Preferred Shares and resold by the Initial Purchaser, would not constitute “Restricted Securities” for such purpose because, in the Issuer’s view, the Initial Holder is not currently, and has not at any time in the preceding 90 days been, an “affiliate” of the Issuer for purposes of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), and that therefore it is the Issuer’s view that it has no obligation under the Registration Rights Agreement to register the resale of the Underlying Common Stock or the Initial Common Stock; and

WHEREAS the Issuer acknowledges that it is the Initial Holder’s view that (i) the determination of “affiliate” status under Rule 144 is fact-specific, and under the facts concerning the Initial Holder’s ownership of the Initial Common Stock and the Preferred Shares, the terms of the Preferred Shares, and the other business relationships between the Initial Holder and the Issuer, it is not possible to determine with certainty at this time whether the Initial Holder is an “affiliate” of the Issuer for purposes of Rule 144, especially since the basis for such a determination under Rule 144 is different from the basis on which a determination of affiliation, control, or similar concepts would be made for purposes of other provisions of federal or state securities law or other regulatory purposes, and (ii) as of the date of this letter agreement, the

Registrable Securities under the Registration Rights Agreement include (a) the Underlying Common Stock for as long as such Underlying Common Stock, if acquired by the Initial Holder pursuant to the terms of the Preferred Shares, would remain a “Restricted Security” (as defined in the Registration Rights Agreement) and (b) the Initial Common Stock, and that therefore it is the Initial Holder’s view that the Issuer is obligated under the Registration Rights Agreement to register the resale of the Underlying Common Stock and the Initial Common Stock; and

WHEREAS, the Issuer and the Initial Holder wish to amend the terms of the Registration Rights Agreement as set forth herein in order to clarify certain matters and for their mutual benefit and to better provide for the orderly disposition by the Initial Holder of the Initial Common Stock and the Underlying Common Stock.

THEREFORE, in consideration of the covenants and agreements contained herein, the Issuer and the Initial Holder agree as follows:

1. The Issuer agrees to prepare and file with the SEC no later than the S-3 Filing Date (as defined below) a registration statement on SEC Form S-3ASR (which may be in the form of a “universal shelf”) covering securities of the Issuer (including shares of common stock) that may be sold by the Issuer and selling security holders from time to time (and following filing of the applicable prospectus supplement contemplated by paragraph 8 below, covering shares of Initial Common Stock and/or Underlying Common Stock that may be sold by the Initial Holder); provided, however, that the S-3 Filing Date shall be extended for such period of time as may be required for the Issuer to obtain and file audited financial statements and/or pro forma financial statements as may be required at the time of such filing under SEC rules for any probable acquisitions or divestitures. Such registration statement shall constitute a Shelf Registration Statement for purposes of the Registration Rights Agreement, and the plan of distribution contained therein shall include (without limitation) sales through underwriters or dealers, sales directly to a limited number of purchasers or to a single purchaser, and sales through agents, in one or more transactions at a fixed price or prices, at market prices or at negotiated prices. As used herein, “S-3 Filing Date” means the earliest to occur of the following: (a) the first Business Day following the date on which the Issuer and the Initial Holder announce a strategic combination transaction currently contemplated by the Issuer, the Initial Holder and a third party involving the operations of Optim Energy LLC (the “Proposed Transaction”), (b) the first Business Day following the date on which the Issuer notifies the Initial Holder that it has abandoned or terminated active discussions of the Proposed Transaction, (c) the third Business Day following the date on which the Initial Holder notifies the Issuer that it has abandoned or terminated active discussions of the Proposed Transaction, and (d) the first Business Day following March 31, 2011.

2. Notwithstanding anything to the contrary contained in the Registration Rights Agreement, the Issuer and the Initial Holder agree that in connection with an underwritten secondary offering of Initial Common Stock and/or Underlying Common Stock pursuant to the Shelf Registration Statement, the Initial Holder will deliver a Sales Notice to the Issuer in such a manner and at such time as is customary for underwritten offerings.

3. The Issuer agrees that it will not offer for sale under the Shelf Registration Statement any equity securities of the Issuer during the 90 day period following the S-3 Filing Date (the “Clear Market Period”); provided, however, that the Clear Market Period shall be extended by the duration of any Deferral Periods exercised by the Issuer during such time.

4. The Initial Common Stock and the Underlying Common Stock shall be treated as “Registrable Securities” under the Registration Rights Agreement, and shall continue to be treated as Registrable Securities until the three year anniversary of the effective date of the Shelf

Registration Statement, whereupon all Initial Common Stock and Underlying Common Stock shall cease to be treated as Registrable Securities (the “Registration Period”).

5. Notwithstanding Section 4(v) of the Registration Rights Agreement, the Issuer shall be obligated to participate in up to two underwritten offerings during the Registration Period, provided that each such offering relates to at least 750,000 shares of Common Stock.

6. Notwithstanding Section 5 of the Registration Rights Agreement, the first sentence of the third paragraph of Section 5 relating to Sales Notices shall not be applicable to any sales by the Initial Holder pursuant to the Shelf Registration Statement.

7. Notwithstanding Section 6 of the Registration Rights Agreement,

(a)

the Initial Holder shall bear its own expenses for Special Counsel in connection with the preparation and filing of the Shelf Registration Statement and any offerings by the Initial Holder thereunder, and such Special Counsel shall be Cleary Gottlieb Steen & Hamilton LLP; and

(b)

the Initial Holder will reimburse the Company for all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with a second underwritten offering by the Initial Holder, if any (other than internal expenses of the Company described in the penultimate sentence of Section 6 of the Registration Rights Agreement).

8. In connection with any underwritten offering by the Initial Holder under the Shelf Registration Statement, the Issuer shall prepare, file and provide to the Initial Holder and the applicable underwriters the related preliminary prospectus supplement (if applicable) and final prospectus supplement in such a manner and at such times as are customary for underwritten secondary offerings and as are specified in the related underwriting agreement in order to permit normal “T+3” settlement of such offering. In the case of any other resale by the Initial Holder under the Shelf Registration Statement, the Issuer will prepare, file with the SEC and deliver to the Initial Holder a prospectus supplement relating to such resale no later than 15 days after the Initial Holder delivers a Sales Notice to the Issuer.

9. The rights granted to the Initial Holder under this letter agreement are not transferable to any assignee of the Initial Holder.

10. To the extent this letter agreement is inconsistent with the terms of the Registration Rights Agreement, this letter agreement shall govern and the Registration Rights Agreement shall be deemed amended accordingly. Except for any such inconsistency, the terms of the Registration Rights Agreement are hereby confirmed in all respects and remain in effect. This letter agreement shall be governed by the laws of the State of New York.

11. The Issuer’s obligation under paragraph 1 of this letter agreement to file the Shelf Registration Statement shall become effective only upon the approval of such Shelf Registration Statement by the Board of Directors of the Issuer. In the event such approval is not obtained on or before March 2, 2011, this letter agreement will terminate and the Issuer and the Initial Holder will continue to have all of their rights and obligations under the Registration Rights Agreement that existed immediately prior to the execution of this letter agreement.

IN WITNESS WHEREOF, the parties have executed this letter agreement as of the date first written above.

PNM RESOURCES, INC.

By	/s/ C.N. Eldred

Name:	Charles N. Eldred
Title:	Executive Vice President and Chief Financial Officer

CASCADE INVESTMENT, L.L.C.

By	/s/ Michael Larson

Name:	Michael Larson
Title:	Business Manager

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